Exhibit 10.27

Schedule to Indemnification Agreement

The following is a list of our directors who are party to the Company’s Indemnification Agreement, the form of which was filed as an exhibit to the Company’s Current Report on Form 8-K filed on 3/6/2009:

Jonathan Christodoro
Sally W. Crawford
Scott T. Garrett
David R. LaVance, Jr.
Nancy L. Leaming
Lawrence M. Levy
Stephen P. MacMillan
Samuel Merksamer
Christiana Stamoulis
Elaine S. Ullian
Wayne Wilson